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                                                                     EXHIBIT 1.2

                                ESCROW AGREEMENT

     Amerigon, Inc., a California corporation ("Issuer"), California Bank and Trust ("Escrow Agent")and, Roth Capital Partners, Inc. ("Placement Agent"), mutually agree as follows:

     1. Purpose. The purpose of this Agreement is to provide an arrangement that will ensure that proceeds from the sale of the Issuer's Class A Common Stock Shares (the "Common Shares")under its offering pursuant to Regulation D under the Rules and Regulations of the Securities Act of 1933, as amended (the "Offering"), will not be disbursed until at least the Escrow Amount (as defined below)has been received from the sale of the Common Shares and is available to the Issuer, and if such amount has not been received by the date specified below, that such funds as have been received for the Common Shares will be returned to the proposed purchasers and the conditional securities transactions terminated.

     2. Escrow Amount. The minimum amount which must be deposited with the Escrow Agent before any delivery to the Issuer and the Placement Agent of proceeds from the sale of the Common Shares shall be $25,000 and is called the "Escrow Amount." Additional amounts above the Escrow Amount shall also be disbursed in accordance with Section 11.

     3. Appointment. The Issuer hereby appoints the Escrow Agent to serve as Escrow Agent for the purposes set forth herein and the Escrow Agent hereby accepts the appointment. The Placement Agent hereby agrees to such appointment.

     4. Delivery of Proceeds. The Placement Agent shall promptly deliver, or cause to be wired or deposited, by noon of the business day following receipt, to the Escrow Agent in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended, all proceeds from the sale of the Issuer's Common Shares under the Offering. In no event shall the Escrow Agent accept delivery of any proceeds, whether from the Placement Agent or any other person or entity, after the Escrow Agent has been notified by the Issuer or the Placement Agent to stop accepting delivery of proceeds.

     5. Check Collection Procedure; Rejected Purchasers. The Escrow Agent is hereby authorized to forward any and all checks received for collection and, upon collection of proceeds of each such check, deposit the collected proceeds in the Escrow Account. "Collection" shall mean the normal process by which a bank clears checks and collects funds thereon.

     Any check returned unpaid to the Escrow Agent shall be held by the Escrow Agent pending instructions from the Issuer and the Placement Agent. In such cases, the Escrow Agent will promptly notify the Issuer and the Placement Agent of such return. Prior to disbursement of proceeds under Section 11, Escrow Agent shall charge back any returned item against the escrow account (defined below).

     If the Issuer or Placement Agent rejects any or all offers to purchase shares of the Common Shares and delivers written instruction of such rejection to the Escrow Agent, (i)if the Escrow Agent has already received such funds by wire transfer or collected a proposed purchaser's funds, the Escrow Agent shall promptly issue a refund check to each rejected proposed purchaser in an amount equal to such rejected proposed purchaser's deposit, without interest thereon,
(ii) if the Escrow Agent has not yet collected funds but has submitted a rejected proposed purchaser's check for
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collection, the Escrow Agent shall promptly issue a check in the amount of the proposed purchaser's check to the rejected proposed purchaser after clearance of such funds, and (iii)if the Escrow Agent has not yet submitted a rejected proposed purchaser's check for collection, the Escrow Agent shall promptly remit the rejected proposed purchaser's check directly to the rejected proposed purchaser. The Placement Agent must supply information to the Escrow Agent, in accordance with Section 12 sufficient for the Escrow Agent to perform its duties here under.

     6. Separate Account. All moneys delivered to or collected by the Escrow Agent pursuant to this Agreement shall be deposited immediately by the Escrow Agent in a separate interest bearing account designated substantially as follows: "Amerigon, Inc. Escrow Account" (hereinafter sometimes referred to as "Escrow Account"). The Escrow Agent will provide its standard account statements to the Issuer and Placement Agent at terms mutually acceptable to all parties.

     7. Nature of Escrow Account. The Escrow account will be an interest bearing deposit account.

     8. Inspection. The parties agree that all records relating to transactions made pursuant to this Agreement and the Escrow Account shall be available, at all reasonable times, for inspection, examination and reproduction by the securities authorities in any state in which this Offering is registered, such person's delegate or representative, or any party hereto, or any representative of any of the parties hereto, and such persons are authorized to examine and audit the Escrow Account pursuant hereto and the Escrow Agent hereby is expressly authorized and directed to permit such examination and audit.

     9. Ownership of Fund. Until the Escrow Amount is disbursed as provided in paragraph 11 hereof, all amounts deposited in the Escrow Account shall be considered the property of the various proposed purchasers of the Common Shares proportioned to the amount contributed by each proposed purchaser; provided, however, that no purchaser shall have the right to withdraw, revoke or rescind its deposit without the prior written consent of the Issuer and the Placement Agent. The proceeds from the sale of such shares of Common Shares pursuant to the Offering shall not become the property or assets of the Issuer or Placement Agent, nor subject to their debts or obligations, unless and until the Escrow Amount has been disbursed to them.

     10. Term. If the Escrow Amount is not deposited and collected on or before September 1, 2000, (which period may be extended for periods in the aggregate not to exceed an additional 60 days upon mutual written consent of the Issuer and the Placement Agent), the Escrow Agent shall comply with instructions from each proposed purchaser for the return to such proposed purchaser of the amount of money paid and deposited by such proposed purchaser into the Escrow Account, without interest thereon, and the disbursement shall be the property of such purchaser, free and clear of any and all claims of the parties hereto (other than returned check claims, if any, by the Escrow Agent)or of any of their creditors. At such time as the Escrow Amount and any additional funds deposited are either disbursed in accordance with paragraph 11 hereof or returned to the purchasers, the Escrow Agent shall be completely discharged and released of any and all further liabilities and obligations hereunder.

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     11.  Disbursement of Funds.  After the Escrow Amount has been deposited and collected by the Escrow Agent, and after the conditions set forth in the last sentence of this paragraph 11 have been satisfied, the Escrow Agent shall promptly distribute, in immediately available funds, any funds and any accumulated interest in the Escrow Account in accordance with written instructions delivered to the Escrow Agent signed by the Issuer and the Placement Agent. The Issuer and the Placement Agent agree that the Escrow Agent needs no further written or other authority to distribute such funds. The Escrow Agent shall disburse such funds by delivery of a cashier's check or by wire transfer, as instructed by the Issuer and Placement Agent, respectively. The Issuer and Placement Agent agree that no certificates evidencing securities comprising the shares of Common Shares which were purchased (other than confirmations of sale)shall be issued except simultaneously with the release of the funds from the Escrow Account to the Issuer and Placement Agent; provided, however, that the Escrow Agent has no duty to verify the foregoing. Funds shall not be released by the Escrow Agent to the Issuer or Placement Agent unless
(i)the Placement Agent acknowledges in writing to the Escrow Agent that either it or the purchasers have received, or the Placement Agent has made arrangements satisfactory to it for it or the purchasers to receive stock certificates evidencing the securities comprising the shares of Common Shares purchased with the amounts deposited in the Escrow Account, (ii) the Placement Agent acknowledges in writing to the Escrow Agent that each purchaser has entered into a subscription agreement acceptable to the Placement Agent and Issuer and
(iii) the Placement Agent has received a certificate signed as of the date of each closing by the executive officers of the Company named therein in a form reasonable acceptable to the Placement Agent.

     12. Escrow Agent's Responsibility. The parties agree to provide to the Escrow Agent all information necessary to facilitate the administration of this Agreement and the Escrow Agent may rely upon any representation so made. Nothing contained in this Agreement shall constitute the Escrow Agent as trustee for any party hereto or impose on the Escrow Agent any duties or obligations other than those for which there is an express provision herein. Except as provided herein, the Escrow Agent shall have no responsibility or liability for delivery of the Escrow Amount. For all purposes connected herewith the Escrow Agent shall be entitled to assume that the parties hereto are exclusively entitled to their share of the Escrow Amount in accordance with this Agreement and are fully authorized and empowered, without affecting the rights of any third parties, to appoint the Escrow Agent as the Escrow Agent in accordance with the terms and provisions hereof. The Escrow Agent shall be obliged to render statements of account only with respect to the Escrow Amount deposited to the parties referred to herein and the Escrow Agent shall not be under any obligation to render any statements of account to any third parties unless the Escrow Agent so consents in writing. The Issuer will not make any reference to California Bank and Trust in connection with the Offering except with respect to its role as Escrow Agent hereunder; and in no event will the Issuer state or imply that Escrow Agent has investigated or endorsed the Offering in any manner whatsoever.

     13. Limitations on Liability. It is understood that the Escrow Agent shall incur no liability, except for acts of gross negligence or willful misconduct, and be under no obligation to take any steps or action to assure that any funds are actually received by the Escrow Agent. None of the provisions hereof shall be construed so as to require the Escrow Agent to expend or risk any of its own funds or otherwise incur any liability in the performance of it duties under this Agreement and it shall be under no obligation to make any payment before all times for returns have expired and except out of the funds received, after deduction of its fees and expenses. The Escrow Agent shall

                                                                               3
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incur no liability if it becomes illegal or impossible to carry out any of the provisions herein. The Escrow Agent shall not be required to take or be bound by notice of default of any person, or to take any action with respect to such default involving any expense or liability, unless written notice of such default is given to the Escrow Agent by the undersigned or any of them, and unless the Escrow Agent is indemnified in a manner satisfactory to it against such expense or liability. The Escrow Agent shall not be liable to any party hereto in acting upon any written notice, request, waiver, consent, receipt or other paper or document believed by the Escrow Agent to be signed by the proper party or parties. The Escrow Agent will be entitled to treat as genuine and as the document it purports to be any letter, paper, telex or other document furnished or caused to be furnished to the Escrow Agent. The Escrow Agent shall have no liability with respect to any good faith action taken or allowed by it hereunder, except for acts of gross negligence or willful misconduct. The Escrow Agent shall not be liable for any error or judgment or for any act done or step taken or omitted by it in good faith or for any mistake or fact or law, except for acts of gross negligence or willful misconduct, or for anything which it may do or refrain from doing in connection herewith, and the Escrow Agent shall have no duties to anyone except those signing this Agreement. The Escrow Agent may consult with legal counsel in the event of any dispute or questions as the interpretation or construction of this Agreement or the Escrow Agent's duties hereunder. In addition, the Escrow Agent shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of counsel, except for acts of gross negligence or willful misconduct. In the event of any disagreement between the undersigned or any person or persons named in this Agreement, and any other person, resulting in adverse claims and demands being made in connection with or for any money involved herein or effected hereby, the Escrow Agent shall be entitled at its option to refuse to comply with any such claims or demands, so long as such disagreement shall continue, and in so doing the Escrow Agent shall not be or become liable for damages or interest to the undersigned or any of them, or to any person named in this Agreement, for its refusal to comply with such conflicting or adverse demands; and the Escrow Agent shall be entitled to continue so to refrain and refrain and refuse so to act until (i) the rights of the adverse claimants have been finally adjudicated in a court or by arbitration as set forth below assuming and having jurisdiction of the parties and the money involved herein and affected hereby; or (ii) all differences have been adjudicated by agreement and the Escrow Agent has been notified thereof in writing by all of the persons interested.

     14. Resignation of the Escrow Agent. The Escrow Agent reserves the right to resign as the Escrow Agent at any time by giving thirty (30) business days written notice thereof to all parties at the last known address. Upon notice or resignation by the Escrow Agent, the undersigned agree that the Escrow Agent may deliver the deposited funds, upon payment in full of all fees due the Escrow Agent to such replacement Escrow Agent. If no notice is promptly received from the undersigned and the replacement Escrow Agent, the Escrow Agent may petition any court of competent jurisdiction for disposition of the assets and the Escrow Agent shall thereby be released from any and all responsibility and liability to the parties hereto.

     15. Governing Law and Captions. This Agreement shall be governed and interpreted by the laws of the State of California. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect the construction or effect of this Agreement.

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     16.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17. Amendments, Modifications, etc. This Agreement may be amended, modified, superseded or canceled only by a written instrument executed by the Issuer and the Placement Agent and consented to in writing by the Escrow Agent. Any of the terms and conditions hereof may be waived only by a written instrument executed by the party waiving compliance therewith. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any terms, of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other term of this Agreement.

     18. Notices. All notices hereunder shall be made in writing to the parties at the addresses listed below or at such other address as shall be given by mail with postage paid and certified or registered or by facsimile or personal delivery to the respective parties and three (3) days following the date of such mailing or the date of such facsimile or personal delivery, shall be deemed the date of the giving of such notice.



               AMERIGON, INC.
               5462 Irwindale Avenue
               Irwindale, CA 91706
               Attn: Rick Weisbart, President and CEO
               Facsimile: (626)815-7401

               CALIFORNIA BANK AND TRUST
               1940 Century Park East
               Los Angeles, CA 90067
               Attn: Imran Dadabhoy, Vice President &Regional Sales Manager
               Facsimile: (310)407-6166

               ROTH CAPITAL PARTNERS, INC.
               24 Corporate Plaza
               Newport Beach, CA 92660
               Attn: Michael R. Toomey, Principal
               Facsimile: (949)720-7223

                                                                               5
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Dated:


                                       AMERIGON, INC.
                                       (Issuer)

                                       By: Rick Weisbart, President and CEO

                                       _________________________________________
                                       (Signature)



                                       CALIFORNIA BANK AND TRUST
                                       (Escrow Agent)

                                       By:  Imran Dadabhoy, Vice President &
                                       Regional Sales Manager


                                       _________________________________________
                                       (Signature)



                                       ROTH CAPITAL PARTNERS, INC.
                                       (Placement Agent)

                                       By:  Michael R. Toomey, Principal

                                       _________________________________________
                                       (Signature)

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